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                                                                    EXHIBIT 11.1
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                          MIDCOM COMMUNICATIONS INC.

        EXHIBIT 11.1  STATEMENT RE:  COMPUTATION OF NET LOSS PER SHARE

                                                       Three months                 Nine months
                                                          ended                        ended
                                                       September 30,                September 30,
                                                   --------------------         -------------------
(In thousands, except per share data)                1997        1996             1997       1996
---------------------------------------------------------------------------------------------------
Net loss                                           ($23,589)   ($18,259)        ($69,549)  ($77,420)
                                                   --------    --------         --------   --------
Weighted average shares outstanding                  15,125      15,681           15,438     15,442
                                                   --------    --------         --------   --------
Net loss per share                                   ($1.56)     ($1.16)          ($4.51)    ($5.01)
                                                   --------    --------         --------   --------

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